Exhibit 10.24

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      11 Madison Avenue
                                                      New York NY  10010
                                                      Telephone (212) 596 8000
                                                      Facsimile (212) 591 4830

February 9, 2000


Mr. Robert Vaters
Arbinet
33 Whitehall St
New York, NY 10004

Dear Mr. Vaters,

PricewaterhouseCoopers L.L.P. (PwC) appreciates this opportunity to submit this proposal to Arbinet to address the Phase 1 implementation of its enterprise wide Operational Support Systems (OSS). This letter addresses the services that PwC will provide in teaming with Arbinet to establish an initial set of scalable and automated systems implementations and procedures.

We are looking forward to working together to establish a high performance operational model and implementing Phase 1 systems, providing the infrastructure and platform to enable and support Arbinet's rapidly growing customer and transaction base.

OUR STATEMENT OF UNDERSTANDING

As Arbinet continues to enjoy its success and market differentiation, it must also proactively invest in an improved technology infrastructure that is easy to use, reliable, secure and scalable. This infrastructure needs to be based on the Arbinet business strategy in terms of customers, markets, products and competitors.

As part of the OSS Assessment project, envisioned business processes and requirements were defined for each function in the end-to-end process vision. Each of the envisioned processes were assigned to the process owners and the process owners accepted responsibility for the envisioned environment. Based on the envisioned process and business requirement, the target OSS architecture was developed to support the to-be environment.

Several components of the target environment will become automated in Phase I. These include Switch Activation, Mediation, Summary Settlement & Reconciliation, and Finance & Accounting.

OBJECTIVES/SCOPE

In order for Arbinet to achieve and maintain a leading position in the marketplace, it must establish robust capabilities that allow it to maximize capture of billable events, reduce revenue leakage, increase revenue assurance, and begin to manage risk. Furthermore, manual procedures that have addressed the financial aspects of the business need to be replaced so that Arbinet management may keep better vigilance over the financial progress of the company. In addition, as Arbinet's business model may be further defined during this period (e.g., entry into new markets), Arbinet may decide to accelerate implementation of Phase II initiatives.

Recognizing Arbinet's limitations with respect to resources and the expectations for an aggressive implementation schedule, PwC's underlying objective will be to streamline the work efforts where possible, while maintaining appropriate discipline in areas such as validation of requirements and evaluation of technical solutions.

Specific benefits of Phase I delivery include overall program management, robust switch activation capabilities, statistical and reporting information in the mediation layer that will allow Arbinet to monitor billable activities more closely and identify trouble points, automated summary reconciliation capabilities to minimize and allow focus on manual detailed reconciliation, and more robust and scalable financial accounting capabilities.

PROGRAM MANAGEMENT OFFICE

Based on the operational assessment, PwC made a series of recommendations to address the software and hardware environment that needs to be established in order to deliver Arbinet's business plans and objectives. To better manage the risk of a big undertaking such as an enterprise wide OSS, a Program Management Office (PMO) will be established to oversee key project efforts. The PMO will provide a liaison relationship between Arbinet and multiple vendors to track progress of Phase 1 deployment, provide status reporting and issue resolution, and communicate end-to-end process vision.

As part of the OSS development effort, the PMO will undertake the following activities in Phase I:

         Confirm the implementation strategy - addressing market entry dates, service roll-out plans and network switch deployment
         Develop milestone and deliverable tracking capabilities, highlighting cross-project dependencies and milestones

         Develop and implement a risk management plan - (Project)
         Define and gain agreement on common critical path milestones and deliverables
         Develop and track progress of Phase 1 deployment by establishing success criteria, program workplan (including PwC, Breakaway, Nortel, ECTel), and status reporting & issue resolution procedures
         Develop and implement program communications approach
         Manage resources, issues and priorities to meet the program's critical path milestones and deliverables
         Work with Arbinet to execute end-to-end process vision leveraging industry expertise and best practices
         Establish and measure key performance indicators as Arbinet continues to grow
         Provide management level reporting of project performance, benefit delivery, and cost expenditures
         Facilitate development of resource hiring plan and assist in securing resources as required
         Adopt formal issue and risk identification and response program to address issues and jeopardies

SWITCH ACTIVATION

The Switch Activation process implements the routing plan on the switch according to the pre-defined least cost route. This process occurs at the end of each trading period (currently set at once daily) and is completed before the end of the next trading period.

The automation of this process includes the implementation of the Architel tool to execute route plan updates to the switch. Although this process is envisioned to support multiple variations of switches as Arbinet deploys switches and Point of Presence (POP) equipment throughout the world in the coming year, route plans will be executed on Excel and Nortel switches in a single-node environment in Phase I. Exceptions and errors will be monitored at the end of each update process and appropriate alarms will be generated. If any of the processes fail, then in addition to generating the alarms, the processes will be aborted to maintain the integrity of the current route plan on the switch.

MEDIATION

The primary purpose of the mediation process is to collect, aggregate, format and distribute the call detail records according to downstream application requirements. This process will be automated by implementing the EHPT BMP tool which accepts inputs from two (2) voice switches and five (5) VoIP gateway sources, and produces outputs to the Rating and Network Quality applications. Logic will be built to determine if call records were carried over different switches or gateways, and if they should be consolidated or kept separate for rating purposes. In the rating process, mediated call records are assigned a rate based on the route information contained in the CDR and in the rate tables.

SUMMARY SETTLEMENT & RECONCILIATION

In order to reduce revenue leakage and increase revenue assurance, a method must be established to monitor and track invoice reconciliation. The Settlement & Reconciliation application is responsible for reconciling aggregate Arbinet fixed and usage-based charges to supplier invoices to ensure that information received from suppliers matches the information collected by Arbinet. This application will support the following modules and functionality:

         CDR Import - Arbinet call detail records are imported from the Rating process
         Reconciliation - Aggregates fixed and usage-based charges based upon defined parameters for comparison
         Dispute Management - Member dispute summary and detail tracking when variance exceeds predefined thresholds
         Arbinet and Supplier Data Input - Data entry for supplier invoice and Arbinet fixed charges
         Reporting - Summary level analysis to track reconciliation activity and dispute status. Includes search capability for specific information Exception Activity Logging - Exception processing and error logging Maintenance - Arbinet data (thresholds, users, security, etc.) and Member data (Member profile and contact information)

The application will be developed through an interactive prototyping approach. Facilitated work sessions will be conducted to review prototype functionality and validate requirements are being met as the modules are developed.

FINANCE & ACCOUNTING

Arbinet plans to expand its operation to international sites that will require currency translation, and its current financial systems are not scalable or integrated. To fully integrate internationally, Arbinet will need a system which can provide strong multi-national and multi-currency functionality in the future.

PwC has determined through initial requirements gathering that a "vanilla" Oracle General Ledger, Payable, Cash Management, Receivable and Application Desktop Integrator will address Arbinet's Phase 1 requirements. A "vanilla" project assumes that core module functionality is deployed without the addition of customizations, extensions, custom reports, or custom interfaces (i.e., standard Oracle functionality). PwC's approach will use our proprietary Oracle RapidPath methodology tailored to the Arbinet project.

In addition to the standard Oracle functionality, PwC scope includes the development of 15 Financial Statement Generator (FSG) reports uniquely developed to suit Arbinet requirements, complemented by a suite of standard reports available by application to manage the process. During Conceptual Design, the number and complexity of FSG reports will be confirmed. PwC has also included in scope system-related user procedures, by application, tailored to Arbinet's configuration and processes.

TECHNICAL INFRASTRUCTURE

Detailed requirements for the COTS solutions will be gathered and validated in order to develop a Bill of Materials for the technical infrastructure components. Technical infrastructure components include servers, storage arrays, operating systems, and databases. They will be deployed in a development and production environment for each application, and accompanied by operational procedures to provide ongoing infrastructure support. Ongoing knowledge transfer and training will be provided to Arbinet personnel during and after implementation.

NETWORK INFRASTRUCTURE ANALYSIS

Network infrastructure analysis includes an investigation of current network infrastructure, identification of bottlenecks and capacity planning requirements according to growth projections, and development of recommendations. Activities include:

         Assistance with process execution in the areas of: Switch Activation, Call Routing, Mediation, Call Distribution, ASR Analysis, including selective call blocking (i.e., rationing)
         Development of telecommunications network infrastructure (voice switches and VoIP gateways) requirements across applications Development of network infrastructure (LAN/WAN) requirements across applications
         Determination of capacity/bandwidth requirements to meet future volume projections for route updates, mediation, and distribution of calls to OSS applications on a 15 minute interval
         Addressing physical network requirements across a multi-node platform for the above processes (specifically the ability to perform mediation and call distribution in a near-real time mode to address fraud and credit risk)
         Determination of appropriate call blocking methodology to address multi-variant factors such as revenue-per-minute, customer segment, etc.
         Assistance in refinement of Quality of Service (QoS) metrics from a call quality, ASR basis as it extends to both a single and multi-node environment

PROJECT PLAN

PwC has developed a project plan customized to Arbinet's project size and complexity. A detailed work plan will be confirmed during the first week of the project; however, a high-level project Gantt chart is provided below:

---------------------------------------------------------------------------------------------------------
                                                                     WEEKS
---------------------------------------------------------------------------------------------------------
                                       1-2    3-4    5-6    7-8    9-10    11-12    13-14   15-16   17-18
---------------------------------------------------------------------------------------------------------
ARBINET OSS PHASE 1
---------------------------------------------------------------------------------------------------------
Program Management Office
---------------------------------------------------------------------------------------------------------
Establish PMO management &
monitoring tools
---------------------------------------------------------------------------------------------------------
Manage program workplan
---------------------------------------------------------------------------------------------------------
Manage issue resolution
---------------------------------------------------------------------------------------------------------
Manage risk
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
MEDIATION
---------------------------------------------------------------------------------------------------------
Confirm vendor selection
---------------------------------------------------------------------------------------------------------
Configure application & confirm
detailed design
---------------------------------------------------------------------------------------------------------
Unit Test
---------------------------------------------------------------------------------------------------------
System Test
---------------------------------------------------------------------------------------------------------
User Acceptance Test
---------------------------------------------------------------------------------------------------------
Conduct Training
---------------------------------------------------------------------------------------------------------
Implementation
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
SWITCH ACTIVATION
---------------------------------------------------------------------------------------------------------
Confirm  vendor selection
---------------------------------------------------------------------------------------------------------
Negotiate agreements with
vendor
---------------------------------------------------------------------------------------------------------
Conduct Conceptual Design
---------------------------------------------------------------------------------------------------------
Configure application & confirm
detailed design
---------------------------------------------------------------------------------------------------------
Unit Test
---------------------------------------------------------------------------------------------------------
System Test
---------------------------------------------------------------------------------------------------------
User Acceptance Test
---------------------------------------------------------------------------------------------------------
Conduct Training
---------------------------------------------------------------------------------------------------------
Implementation
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
SETTLEMENT & RECONCILIATION
---------------------------------------------------------------------------------------------------------
Confirm implementation
approach
---------------------------------------------------------------------------------------------------------
Conduct prototyping sessions
---------------------------------------------------------------------------------------------------------
Develop application prototype
(Conceptual design)
---------------------------------------------------------------------------------------------------------
Confirm prototype functionality
& detailed design
---------------------------------------------------------------------------------------------------------
Construct application
---------------------------------------------------------------------------------------------------------
Unit Test
---------------------------------------------------------------------------------------------------------
System Test
---------------------------------------------------------------------------------------------------------
User Acceptance Test
---------------------------------------------------------------------------------------------------------
Conduct Training
---------------------------------------------------------------------------------------------------------
Implementation
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


                                        6

---------------------------------------------------------------------------------------------------------
                                                                     WEEKS
---------------------------------------------------------------------------------------------------------
                                       1-2    3-4    5-6    7-8    9-10    11-12    13-14   15-16   17-18
---------------------------------------------------------------------------------------------------------
FINANCIALS
---------------------------------------------------------------------------------------------------------
Confirm vendor selection
---------------------------------------------------------------------------------------------------------
Negotiate agreements with
vendor
---------------------------------------------------------------------------------------------------------
Conduct conference room pilot
---------------------------------------------------------------------------------------------------------
Conduct Conceptual Design
---------------------------------------------------------------------------------------------------------
Configure application & confirm
detailed design
---------------------------------------------------------------------------------------------------------
Unit Test
---------------------------------------------------------------------------------------------------------
System Test
---------------------------------------------------------------------------------------------------------
User Acceptance Test
---------------------------------------------------------------------------------------------------------
Conduct Training
---------------------------------------------------------------------------------------------------------
Implementation
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
NETWORK INFRASTRUCTURE
ANALYSIS
---------------------------------------------------------------------------------------------------------
Analyze current network
architecture
---------------------------------------------------------------------------------------------------------
Gather growth projections and
global rollout plans
---------------------------------------------------------------------------------------------------------
Analyze telecommunications
infrastructure
---------------------------------------------------------------------------------------------------------
Determine capacity/bandwidth
requirements to meet future
volume projects
---------------------------------------------------------------------------------------------------------
Address physical network
requirements across multi -node
platform
---------------------------------------------------------------------------------------------------------
Assist with process execution
---------------------------------------------------------------------------------------------------------
Assist with call blocking
methodology
---------------------------------------------------------------------------------------------------------
Develop recommendations
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
IT INFRASTRUCTURE SUPPORT
---------------------------------------------------------------------------------------------------------
Design technical architecture
---------------------------------------------------------------------------------------------------------
Create bill of materials
---------------------------------------------------------------------------------------------------------
Procure, install, and setup
development environment
---------------------------------------------------------------------------------------------------------
Develop Application
Architecture Strategy
---------------------------------------------------------------------------------------------------------
Support and maintain
development environment
---------------------------------------------------------------------------------------------------------
Develop Cutover Strategy
---------------------------------------------------------------------------------------------------------
Develop Operational Procedures
---------------------------------------------------------------------------------------------------------
Install, setup, and maintain
production environment
---------------------------------------------------------------------------------------------------------
Prepare and execute cutover
activities
---------------------------------------------------------------------------------------------------------
Implement production systems
& architecture
---------------------------------------------------------------------------------------------------------

OUR EXPERIENCE & METHODOLOGY

PwC has extensive experience implementing package and custom software as part of our AscendantTM methodology. Using Ascendant, PwC addresses not only those tasks which are required from a development perspective, but also acknowledges the program management, process improvement, and technical infrastructure tasks that must be addressed during all stages of the project. The Ascendant methodology has been developed by integrating selected techniques from several of our practice disciplines into a single, consistent and unified methodology which has been uniquely tailored to meet Arbinet's needs. This approach provides a structured yet flexible proven set of project tasks, proforma work products, and integrated project management techniques.

Our team of telecommunications industry consultants will bring together these industry tools, our "hands on" experience with vendor solutions, and the project discipline required to address and meet Arbinet's OSS challenges. Our approach continually emphasizes "knowledge transfer" so Arbinet staff can learn our methodology, best practices, and specific OSS implementation skills.

DELIVERABLES

Project tasks in PwC's approach culminates in a tangible result or project output. The association of tasks to outputs allows the project team to verify the successful completion of each activity. It also allows Arbinet to leverage the results of each activity across the project and to reuse outputs in subsequent engagements. It is important to remember that the format of deliverables will vary. Some project outputs may take the form of documents, while others may be presentations, training material, agreements or source code. Phase 1 will encompass the following work PwC products and deliverables:

PROGRAM MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
PROGRAM WORKPLAN                   Defines work steps, schedules, resource loading and        Document
                                   associated deliverables/work products based on
                                   cumulative work performed through Design,
                                   Construction, and Implementation stages.
                                   Completion assumes Arbinet's concurrence with
                                   proposed revisions and underlying
                                   assumptions.
--------------------------------------------------------------------------------------------------------------------
OSS DASHBOARD                      A management reporting tool that                           Document
                                   provides a consolidated overview of
                                   each area of the project. This includes
                                   schedule, function, cost, and progress along
                                   key performance indicators.
--------------------------------------------------------------------------------------------------------------------

APPLICATIONS - SWITCH ACTIVATION, MEDIATION, SETTLEMENT & RECONCILIATION,
               FINANCIALS

PROGRAM MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
STATUS REPORTING                   Regular status reporting will occur for each project in    Document
& ISSUE RESOLUTION                 the program. In this status reporting will include key
PROCEDURES                         activities completed, % complete toward each
                                   milestone, and key decisions.
--------------------------------------------------------------------------------------------------------------------
RISK MANAGEMENT PLAN               The risk management plan will be used to identify and      Document
                                   manage risks that may jeopardize the success of the
                                   project.
--------------------------------------------------------------------------------------------------------------------
COMMUNICATION PLAN                 This document creates a communication vehicle as part      Document
                                   of the process to prepare the organization for change.
                                   Identifies audiences, message objectives, format for
                                   conveying the messages, and frequency of planned
                                   communication.
--------------------------------------------------------------------------------------------------------------------
CONCEPTUAL DESIGN                  For the Switch Activation, Mediation, and Financials       Document
                                   package applications, a "gap" analysis of the out-of-box
                                   package functionality against Arbinet's requirements
                                   depicts complexity of configuration or
                                   customization required. This document serves as a
                                   confirmation of package configuration and
                                   implementation functionality.

                                   For the custom-developed Summary Settlement &
                                   Reconciliation application, a high level design describes
                                   detailed requirements, application scope and
                                   functionality, and screen definition and layout. This
                                   document serves as a confirmation of custom
                                   implementation functionality.
--------------------------------------------------------------------------------------------------------------------
DETAILED DESIGN                    For the custom-developed Summary Settlement &              Document
                                   Reconciliation application, this deliverable contains
                                   detailed screen designs and definition, logical and
                                   physical data model design and definition, and interface
                                   definition. In addition, a data dictionary includes data
                                   field definition and descriptions.

                                   For the Switch Activation, Mediation, and Financials
                                   package applications, detailed designs will be developed
                                   for interfaces or required customizations to package
                                   functionality. Package configuration parameters are
                                   defined in the System Configuration deliverable.
--------------------------------------------------------------------------------------------------------------------
SYSTEM CONFIGURATION               This document provides package configuration               Document
(PACKAGE APPLICATIONS)             parameters configured to meet Arbinet's requirements.      based on
                                   This includes table definition, any changes to the data    Executable
                                   model, and initial set values.                             Code
--------------------------------------------------------------------------------------------------------------------


                                        9

--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
UNIT TEST PLANS & RESULTS          For the custom Settlement & Reconciliation application,    Document
                                   confirms that unit-level components of the application     based on
                                   technically and functionally deliver the intended results, Executable
                                   such as:                                                   Code
                                   o        menu/screen navigation
                                   o        menu/screen formats and usability
                                   o        object functionality and characteristics
                                   o        query/analysis/report results
                                   o        report, analysis manipulation/interaction
                                   o        satisfactory support of intended performance
                                            measure
                                   o        edit/validation logic
                                   o        error handling, message processing
                                   o        query performance
                                   o        security

                                   For the package applications, unit-level testing of
                                   Arbinet-specific configuration is performed.  The unit
                                   test plans & results provide documentation of test cases,
                                   conditions, steps, and expected results for each testing
                                   step.
--------------------------------------------------------------------------------------------------------------------
SYSTEM TEST PLANS &                Demonstration that system components technically and       Document
RESULTS                            functionally deliver the intended results.  Includes       based on
                                   system test strategy, plans, expected results, actual      Executable
                                   results, and validation that each case passed.  System     Code
                                   test plans consist of a series of related testing cycles to be performed against the new application.  Each cycle
                                   consists of objectives, conditions, and steps, with
                                   expected results for each testing step.  Test data created for each cycle.  Results are documented and ensure that
                                   expected results were met.
--------------------------------------------------------------------------------------------------------------------
USER ACCEPTANCE TEST PLANS         Demonstration that system components technically and       Document
& RESULTS                          functionally deliver the intended results documented in    Based on
                                   the Acceptance Criteria.  Acceptance test is conducted     Executable
                                   during prototyping sessions, and final acceptance is       Code
                                   conducted prior to deployment.  Formal UAT plans
                                   consist of instructions, test data and expected results for
                                   UAT participants to use when performing UAT.  This
                                   will guide them through the UAT process, with
                                   guidance on how to provide feedback to the
                                   development team.
--------------------------------------------------------------------------------------------------------------------
TRAINING MATERIALS                 Training manual for end-users which describes use of       Document
                                   system, navigation, system functionality as
                                   designed/configured for Arbinet.
--------------------------------------------------------------------------------------------------------------------


                                       10

--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
OSS PRODUCTION SYSTEMS             Operational OSS components, ready for general              Executable
                                   availability.  This includes the Switch Activation,        Code
                                   Mediation, Summary Settlement & Reconciliation, and
                                   Finance & Accounting applications.
--------------------------------------------------------------------------------------------------------------------

TECHNICAL INFRASTRUCTURE - SWITCH ACTIVATION, MEDIATION, SETTLEMENT & RECONCILIATION, FINANCIALS

--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
TECHNICAL ARCHITECTURE             The Technical Architecture Design includes required        Document
DESIGN                             application.  Components and infrastructure for each
                                   application. This includes database servers, application
                                   servers, and desktop requirements for the Switch
                                   Activation, Mediation, Summary Settlement &
                                   Reconciliation, and Finance & Accounting applications.
                                   This information will be used to develop the Bill of
                                   Materials.
--------------------------------------------------------------------------------------------------------------------
APPLICATION ARCHITECTURE           This document includes environment definition for the      Document
STRATEGY                           Switch Activation, Mediation, Summary Settlement &
                                   Reconciliation, and Finance & Accounting applications.
                                   This will cover the following components for the
                                   application architecture:

                                   o        Package Software Architectures
                                   o        Database Instance Definition & Migration
                                            Strategy
                                   o        Backup & Recovery
                                   o        Archiving Strategy
                                   o        Software and Hardware Standards
                                   o        Security
--------------------------------------------------------------------------------------------------------------------
TECHNICAL ARCHITECTURE             Installation and configuration of development and          Configured
IMPLEMENTATION                     production environments for the Switch Activation,         Technical
                                   Mediation, Summary Settlement & Reconciliation, and        Architecture
                                   Finance & Accounting applications. This includes           Components
                                   database servers and application servers with requisite
                                   hardware and software.
--------------------------------------------------------------------------------------------------------------------
CUTOVER STRATEGY                   This document will describe the migration of the current   Document
                                   technical infrastructure to the envisioned OSS
                                   environment for each application. This includes
                                   approach, schedule, and required activities.
--------------------------------------------------------------------------------------------------------------------


                                       11

--------------------------------------------------------------------------------------------------------------------
DELIVERABLE                        DESCRIPTION                                                FORMAT
--------------------------------------------------------------------------------------------------------------------
OPERATIONAL PROCEDURES             The Operational Procedures document describes the          Document
                                   design and development procedures for the support of
                                   the technical architecture.  This includes the installation and configuration of the environment as well as systems
                                   support (database and system administration),
                                   LAN/WAN administration, and desktop administration.
--------------------------------------------------------------------------------------------------------------------

NETWORK INFRASTRUCTURE

--------------------------------------------------------------------------------------------------------------------
NETWORK INFRASTRUCTURE             The network infrastructure analysis and                    Document
ANALYSIS &                         recommendations will focus on Arbinet's current
RECOMMENDATIONS                    network infrastructure against its planned growth and
                                   global rollout. Infrastructure components to be analyzed
                                   include voice switches and IP gateways as well as the
                                   LAN/WAN infrastructure. Capacity/bandwidth
                                   requirements will be analyzed, and requirements to meet
                                   future volume projects for route updates, mediation, and
                                   distribution of calls on a 15 minute interval will be
                                   documented.  Additional analysis includes physical
                                   network requirements across a multi-node platform for
                                   the above processes (specifically the ability to perform
                                   mediation and call distribution in a near-real time mode
                                   to address fraud and credit risk).
--------------------------------------------------------------------------------------------------------------------

PROJECT ORGANIZATION

PwC recommends a core team of experienced consultants with telecommunications industry backgrounds and "hands-on" custom development and package experience. This staffing model relies on an understanding of Arbinet's business strategy, business model and proprietary technologies while PwC provides deep skills and abilities in the areas of OSS applications, business processes, technology infrastructure, vendor product capabilities, and project management.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------------------------------------------
ROLE                              RESPONSIBILITIES
--------------------------------------------------------------------------------------------------------------------
OSS PROJECT STEERING              The Steering Committee is responsible for providing end-to-end process vision
COMMITTEE                         and necessary resources to the project team. The group provides executive guidance and champions change in the organization, becoming a catalyst for communication.  The Steering Committee quickly resolves policy and organizational issues raised by the project in addition to confirming project team direction at key points throughout the project.  They will meet twice per month to review project team progress. This is composed of the Arbinet project sponsors, PwC partner, and PwC Engagement Manager.
--------------------------------------------------------------------------------------------------------------------
PROGRAM MANAGEMENT                The Program Management Office is responsible for communicating the
OFFICE                            steering committee goals, guidance, and vision to the project teams and reporting status and issues back to the Steering Committee. These individuals also coordinate cross-project team work sessions and meeting schedules. The
                                  PwC Program Manager has system development and project management experience and is responsible for project planning and control.
--------------------------------------------------------------------------------------------------------------------


                                       13

--------------------------------------------------------------------------------------------------------------------
ROLE                              RESPONSIBILITIES
--------------------------------------------------------------------------------------------------------------------
PWC SUBJECT MATTER                During the project, PwC will provide subject matter expertise to the project
EXPERTS                           team in the areas of industry, process, and technology. These subject matter experts are seasoned professionals in functional and technical areas required by the Arbinet project.
--------------------------------------------------------------------------------------------------------------------
PROCESS IMPROVEMENT               This individual is responsible for establishing and monitoring Arbinet key
SPECIALIST                        performance measures, developing and tracking the OSS dashboard, and working with Arbinet to execute its envisioned combination of manual and automated processes.
--------------------------------------------------------------------------------------------------------------------
MEDIATION TEAM                    The Mediation Team has functional billing and mediation skills as well as package implementation skills.  This team is responsible for the design and implementation of the mediation package to fit Arbinet's requirements.  This includes gathering inputs, producing outputs, and implementing Arbinet's business logic for record consolidation.
--------------------------------------------------------------------------------------------------------------------
SWITCH ACTIVATION TEAM            The Switch Activation Team is responsible for the design and implementation of the switch activation package to fit Arbinet's requirements.  This team will work closely with the trading desk development group to ensure that the interface to switch activation is robust and addresses Arbinet's requirements.
--------------------------------------------------------------------------------------------------------------------
SETTLEMENT &                      The Settlement & Reconciliation Team has custom design and development
RECONCILIATION TEAM               experience with telecommunications industry knowledge.  This team is responsible for automating the summary reconciliation process of Arbinet
                                  CDRs to supplier invoices.
--------------------------------------------------------------------------------------------------------------------
FINANCE & ACCOUNTING              The Financials Team has package implementation experience with the selected
TEAM                              financial package.  This includes functional expertise with AP, AR, and GL modules and implementation experience with Oracle Financials.  This team will be primarily responsible for identifying key requirements and configuring the Oracle Financials Applications, planning and executing conference room pilots, system testing, and verifying appropriate levels of security throughout the system.
--------------------------------------------------------------------------------------------------------------------
TECHNICAL INFRASTRUCTURE          The Technical Infrastructure Team is responsible for the design and
TEAM                              development of the IT technical architecture including installation and configuration of the development and production environments.  This includes systems support (database and system administration), LAN/WAN administration, and desktop administration.
--------------------------------------------------------------------------------------------------------------------
NETWORK INFRASTRUCTURE            These individuals are responsible for analyzing Arbinet's current network
TEAM                              infrastructure and developing recommendations on required steps to achieving scalability, reliability, and availability in the envisioned environment.
--------------------------------------------------------------------------------------------------------------------

PROFESSIONAL FEES

PwC is committed to the delivery of high quality work products and deliverables that meet the unique challenges facing Arbinet. We also recognize the need to deliver the Phase 1 Arbinet OSS components during the next four months.

In order to demonstrate our commitment to quality, PwC is also prepared to establish a 10% holdback of fees until formal Arbinet approval is obtained for each deliverable. Fees that are held back will be released and invoiced at the time of acceptance of the deliverable. Within 5 days of deliverable submission, Arbinet will accept or state required resolution for acceptance of the deliverable.

Our proposal provides for payments that are tied to the timely completion and acceptance of project deliverables. Upon the completion of each deliverable for each team, PwC will invoice Arbinet, on a time and materials basis, for actual time and expenses associated with the deliverables. We estimate that expenses will run an additional 10 to 15% of fees for this engagement. These expenses will be invoiced on a monthly basis as incurred. Payment is due within 15 days of invoice delivery.

Invoicing will be based upon specific deliverables according to the following schedule:

--------------------------------------------------------------------------------------------------------------------
STAGE                                   AREA                                                      ESTIMATED
                                                                                                  PWC FEES
--------------------------------------------------------------------------------------------------------------------
DESIGN                                  PROGRAM MANAGEMENT OFFICE                                 $724,370
                                                 Program Status Reporting and Issue
                                                 Resolution Procedures
                                                 Risk Management Plan
                                                 Program Workplan
                                                 OSS Dashboard
                                                 Communication Plan
                                        TECHNICAL INFRASTRUCTURE
                                                 Technical Architecture Design
                                                 Application Architecture Strategy
                                        CONCEPTUAL DESIGN
                                                 Switch Activation Conceptual Design
                                                 Mediation Conceptual Design
                                                 Financials Conceptual Design
                                                 Summary Settlement & Reconciliation
                                                 Conceptual Design
--------------------------------------------------------------------------------------------------------------------


                                       15

--------------------------------------------------------------------------------------------------------------------
STAGE                                   AREA                                                      ESTIMATED
                                                                                                  PWC FEES
--------------------------------------------------------------------------------------------------------------------
                                        DETAILED DESIGN
                                                 Switch Activation Detailed Design (if
                                                 applicable)
                                                 Mediation Detailed Design (if applicable)
                                                 Financials Detailed Design (if applicable)
                                                 Summary Settlement & Reconciliation
                                                 Detailed Design
--------------------------------------------------------------------------------------------------------------------
CONSTRUCTION                            PROGRAM MANAGEMENT OFFICE                                 $900,000
                                                 Program Status Reporting and Issue Log
                                                 Program Workplan
                                                 OSS Dashboard
                                        TECHNICAL INFRASTRUCTURE
                                                 Development/Test Technical Infrastructure
                                                 Environments
                                                 Cutover Strategy
                                        SYSTEM CONFIGURATION & UNIT TEST (PACKAGE
                                        COMPONENTS)
                                                 Switch Activation Application (Configured &
                                                 Unit Tested)
                                                 Mediation Application (Configured & Unit
                                                 Tested)
                                                 Financials Application (Configured & Unit
                                                 Tested)
                                        SYSTEM DEVELOPMENT & UNIT TEST (CUSTOM
                                        COMPONENT)
                                                 Summary Settlement & Reconciliation
                                                 Application (Constructed & Unit Tested)
--------------------------------------------------------------------------------------------------------------------
TESTING                                 PROGRAM MANAGEMENT OFFICE                                 $975,270
                                                 Program Status Reporting and Issue Log
                                                 Program Workplan
                                                 OSS Dashboard
                                        TECHNICAL INFRASTRUCTURE
                                                 System Tested Technical Infrastructure
                                                 Environment
                                        SYSTEM TEST PLANS & RESULTS
                                                 Switch Activation Application (System
                                                 Tested)
                                                 Mediation Application (System Tested)
                                                 Financials Application (System Tested)
                                                 Summary Settlement & Reconciliation
                                                 Application (System Tested)
--------------------------------------------------------------------------------------------------------------------


                                       16

--------------------------------------------------------------------------------------------------------------------
STAGE                                   AREA                                                      ESTIMATED
                                                                                                  PWC FEES
--------------------------------------------------------------------------------------------------------------------
IMPLEMENTATION                          PROGRAM MANAGEMENT OFFICE                                 $1,000,360
                                                 Program Status Reporting and Issue Log
                                                 Program Workplan
                                                 OSS Dashboard
                                        TECHNICAL INFRASTRUCTURE
                                                 Production Technical Infrastructure
                                                 Environment
                                                 Operational Procedures
                                        USER ACCEPTANCE TEST PLANS & RESULTS
                                                 Switch Activation Application (UAT Tested
                                                 System)
                                                 Mediation Application (UAT Tested System)
                                                 Financials Application (UAT Tested System)
                                                 Summary Settlement & Reconciliation (UAT
                                                 Tested System)
                                        TRAINING MATERIALS
                                                 Switch Activation Training Materials
                                                 Mediation Training Materials
                                                 Financials Training Materials
                                                 Summary Settlement & Reconciliation
                                                 Training Materials
                                        OSS PRODUCTION SYSTEMS
                                                 Switch Activation System
                                                 Mediation System
                                                 Financials System
                                                 Summary Settlement & Reconciliation
                                                 System
--------------------------------------------------------------------------------------------------------------------
NETWORK MODELING                        Network Infrastructure Assessment &                       $250,000
                                        Recommendations
--------------------------------------------------------------------------------------------------------------------
                                                                                     TOTAL FEES $3,850,000
--------------------------------------------------------------------------------------------------------------------

Based on this agreement and reduced pricing, PwC offers Arbinet its assistance in:

         Promotion of the Arbinet venture;
         Investor relations presentations;
         Speaking engagements at PwC global industry events;
         Opportunities to network with senior executives at global telecommunications companies;
         PwC client referrals to Arbinet; and
         Promotion of technology materials for prospectus.

In the spirit of partnership, PwC requests from Arbinet:

         A standard, referenceable citation;
         Video testimonial describing successful partnership; and Joint publications in key industry and technology journals.

Under this agreement, PwC is willing to offer Arbinet an additional 8% discount off stated fees if signature is received by February 9, 2000.

ASSUMPTIONS

In preparing the time and fee estimates for this proposal, PwC has made the following assumptions. If these assumptions should be invalid, or if these assumptions change during the course of the assignment, we would be glad to discuss and revise the impact on time and cost.

OVERALL

         The project start date is February 9, 2000.

         The project plan and level of effort estimates are based on an 18-week implementation of Switch Activation, Mediation, Summary Settlement & Reconciliation, and Finance & Accounting projects.

         The PwC Ascendant integrated systems methodology as tailored for Arbinet will be used as the primary methodology to guide the task definition and standards of the PwC project efforts.

         Specific PwC project team staffing will depend upon availability at project start.

         Estimated costs for this project include only PwC estimated fees and expenses. Cost or level of effort estimates for third party consultants, contractors, or software is not included in this proposal.

         For the Switch Activation, Mediation, and Oracle Financial package implementations, Conceptual Design will serve to confirm the level of effort estimates and feasibility of implementation dates described herein.

         Acceptance criteria for each deliverable shall be mutually agreed upon by PwC and Arbinet within the first two weeks of the project.

         Phase 1 applications will not require a distributed, replicated environment. For each application, users will access a single database instance across the LAN infrastructure.

         Proforma formats used by PwC will be acceptable to the Development organization within Arbinet.

         PwC reserves the right to subcontract to individuals with specific expertise.

         Phase 1 systems and processes will be configured for one AGCN physically located in NY.

         Package software will drive business process design where applicable.

         Within each of our areas of expertise, Arbinet and PwC agree to work together on the project in the spirit of partnership with full and open communications relevant to the project and a common goal of delivering a quality implementation within the project time frame.

         Information required by the team from organizations or individuals within Arbinet will be provided in a timely manner consistent with the project workplan.

         Arbinet shall identify resources to fill defined Arbinet project roles within the first week of the project. Arbinet staff will be available for the hours identified in the level of effort estimates and as specified in the organizational chart and project plan to be developed during the first week of the project. Additional Arbinet resources will be made available for interviews, meetings, workshops and consultation as per the project plan. If changes to project circumstances dictate a higher level of effort, Arbinet shall provide the additional effort required.

         Members of the Arbinet project team will have the ability and authority to make timely decisions and commitments on the analysis and design for their respective areas of responsibility. Any delay may result in a corresponding delay in implementation and an increase in cost.

         Arbinet management shall be readily available to participate in discussions, meetings, and walkthroughs of interim work products and deliverables, and to participate in the timely resolution of issues.

         Arbinet shall supply a Program Manager who shall be responsible for planning, coordinating, and assigning its resources and otherwise administering day-to-day activities.

         Arbinet will adopt a timely and effective issue resolution process such that any issues can be resolved within five business days of being identified. The inability to resolve issues in the designated time frame may adversely impact the project timeline.

         Changes to key project decisions must be approved at the Steering Committee level, along with the resulting changes to the program timeline, cost, and associated deliverables.

         "Key Decision Makers"/"Subject Matter Experts" identified to support the Assessment project shall continue to work on the project for the functional processes and technical areas as identified in the project organization chart. If additional "Key Decision Makers"/"Subject Matter Experts" are required, Arbinet shall identify "Key Decision Makers"/"Subject Matter Experts" within two weeks from the start of the project. The "Key Decision Makers"/"Subject Matter Experts" should have the authority to make decisions that may impact functionality in their respective areas. Members of the Arbinet project team shall have the ability and authority to make timely decisions and commitments on the analysis and design for their respective areas.

         A joint project Steering Committee consisting of Arbinet and PwC sponsors and program management shall be operational at the commencement of the project and shall have the ability to resolve project issues in a timely manner.

         Deliverables or interim work products requiring sign-off from Arbinet shall be approved or rejected with specific causes and recommended resolution stated clearly in writing up to ten business days of submission unless otherwise stated in the project schedule. If no reply is received within this time frame, PwC shall assume the deliverable or work product to be accepted and authorization received to proceed. The Phase 1 program is to be managed under a relatively aggressive timeline which does not allow for 10 day review delays between milestones. Arbinet leadership should be aware that deliverable review delays may impact the program's overall time and cost.

         Revision of requirements and acceptance of deliverables shall be limited to the program management team. The Arbinet Program Manager, David Sumka, shall have sole signature authority and deliverable acceptance.

         Each vendor will provide complete product user documentation. PwC documentation will provide information on the specific configuration for Arbinet.

         Training scope for the Switch Activation, Mediation, Summary Settlement & Reconciliation, and Finance & Accounting applications focuses on how to use the system and does not include training on how to configure the system.

         Arbinet will communicate to the appropriate personnel the priority placed on this project in order to alleviate scheduling conflicts.

         Knowledge transfer is not considered a formal measurable deliverable, rather it is an ongoing process. PwC will work diligently to achieve "transfer of knowledge" to Arbinet related to the projects, tools and methodologies as soon as is practical. Should a formal knowledge transfer period be necessary, additional PwC effort would be required.

         Arbinet will develop user acceptance test cases and provide resources to perform user acceptance testing. User acceptance test cases will be based on the requirements and design.

PROGRAM MANAGEMENT OFFICE

         Third party vendors (Breakaway Solutions, Nortel, ECTel, and Excel ) shall be responsible for maintaining their respective project plans. PwC will work with these vendors to understand any changes that arise in their respective project plans to understand the impact, if any, to the overall program. Any changes that have a material impact to the program timeline or costs will be escalated through the agreed change request process for review.

         Third party vendors (Breakaway Solutions, Nortel, ECTel, and Excel) shall be responsible for the delivery and quality of their work products. PwC will work with these vendors to ensure requirements are understood and program objectives are met.

         Arbinet is responsible for procurement of services of Breakaway Solutions, Nortel, Excel, and ECTel.

         PwC is not responsible for managing project scope, costs, or resources of Breakaway Solutions, Nortel, Excel, or ECTel. PwC is responsible for highlighting and managing cross-project dependencies and issues through to completion for these vendors.

         PwC is responsible for managing project scope, costs, and resources for the EHPT and Architel implementations.

SWITCH ACTIVATION

         Arbinet and Breakaway Solutions are responsible for generating switch independent route plans and least cost routes.

         Architel software must be procured and available to the development team within two weeks of project start.

         Arbinet and Breakaway Solutions will provide switch independent route plans in the order of LCR. PwC is not responsible for determination of least cost routing algorithms.

         PwC will contract with Architel for implementation services as necessary.

         Breakaway Solutions is responsible for route plan generation and will provide switch independent route plans in the standard interface file
         (SIF) format required by Architel by the date designated in the project plan.

         The Architel application will be configured for Excel and Nortel switch activation only.

         The interface between the Trading System and the Switch Activation Agent will be developed and tested by Arbinet and Breakaway Solutions.

         The interface between Switch Activation and the current circuit inventory system will be manual in Phase 1.

         Network alarms generated by the Switch Activation agent will be sent to the current HP OpenView network management system.

         The Switch Activation application will be tested under conditions which assume hourly switch updates.

         Architel will be responsible for any core code changes required to support the Excel and Nortel switches. Any impact from core customizations will not be the responsibility of PwC, nor will it affect PwC performance payments.

MEDIATION

         EHPT BMP software selection will be confirmed and package software will be available to the project team within 2 weeks of the project start date.

         Two voice inputs to the mediation platform include the Excel and Nortel switches.

         Three IP inputs to the mediation platform include the Cisco, Clarent, and Vocaltech gateways.

         The mediation component will provide record collection in a single-node environment.

         PwC will develop single standard interface files (SIF) as outputs to the Call Rating and Quality Rating applications.

         PwC will contract with EHPT for implementation services as necessary.

         EHPT will be responsible for any core code changes required to support Arbinet's mediation requirements. Any impact from core customizations will not be the responsibility of PwC, nor will it affect PwC performance payments.

SUMMARY SETTLEMENT & RECONCILIATION

         The application development language will be Visual C++.

         The application will include aggregate fixed and usage-based charges as they are included on the supplier invoice. Total amounts for both charge types will be compared against the pre-defined thresholds.

         Aggregate supplier invoice amounts will be manually entered into the application. An automated interface for upload of supplier invoices is not included in Phase I.

         Summary reconciliation will be designed between Arbinet's usage records and supplier invoices. Buyer to Arbinet reconciliation is not included in Phase I.

         Breakaway Solutions will make available rated CDRs to the Reconciliation application in a specified format agreed by the date designated in the project workplan. The PwC team will design this format by the date specified in the project workplan.

         Twelve screens of average complexity are estimated to provide summary reconciliation functionality.

         Four summary reports of average to moderate complexity will be included in Phase I.

         Reporting will utilize native Visual C++ print functionality. Report extraction or formatting will not be included in Phase I.

         Detailed reconciliation will occur manually in Phase I.

         Rated records from the Rating application must include the bid price, ask price, and Arbinet approved price to identify market-making functionality.

         Correction of un-rated usage will occur within the Rating application.

         Automated workflow for approvals is not included in Phase I. Basic approval functionality will be provided for waived disputed amounts.

         Automated alerts for dispute resolution will not be included in Phase
         I. The downstream systems to accept this information are currently being planned.

         Application security will be limited to user, management, and system administrator privileges.

         No on-line help is included in Phase I. Training materials will address system functionality.

         Payments, credits, and adjustments that may be determined as a result of summary reconciliation will be manually processed through Accounting; the Reconciliation application will not provide an automated feed of adjusted amounts to the Billing system.

FINANCE & ACCOUNTING

         The scope of Oracle applications Release 11.03 vanilla implementation includes the following modules: Oracle General Ledger, Oracle Payable, Oracle Cash Management, Oracle Receivables and Application Desktop Integrator. Arbinet team members will attend Oracle training within two months from the start of the project.

         Oracle Financials software must be procured and available to the development team within two weeks of the project start date.

         A single set of books, legal entity, and a single operating unit are included in the level of effort estimates. A single functional and reporting currency (USD), calendar, and chart of accounts is assumed to be sufficient to meet Arbinet's requirements in Phase I.

         Arbinet will determine its chart of accounts structure and the respective values within three weeks from the project start date.

         Arbinet is responsible for developing and maintaining non-system policies and procedures in accordance with the project plan.

         Implementation of Encumbrance accounting and budgetary control functionality are not included in Phase 1 estimates.

         Arbinet will pay invoices using the standard Oracle Payables check format. Customizations to the format are not included in the level of effort estimates. No other payment types are included in the scope of this project. Standard invoicing and letters will be used for Phase I.

         Oracle Applications standard functionality will drive process design and configuration.

         Standard Oracle Applications report submission and distribution are included in the level of effort estimates. Additional report distribution capabilities will not be analyzed or delivered as part of this project.

         Standard Oracle Applications security will be utilized. Other non-standard security tools or software are not included in the level of effort estimates.

         Bank reconciliation to Oracle Payables will be performed utilizing Cash Management reconciliation capabilities. Automated reconciliation is not included in the scope of this project.

         Testing will address functionality specifically configured for Arbinet. The package is assumed unit and system-tested for out-of-box functionality. As package bugs or issues are identified, PwC will work with Oracle support to resolve bugs in a timely manner. PwC shall not be responsible for application software bugs or issues that are not resolved in a timely manner by Oracle. A detailed listing of "bugs" and severity will be maintained and communicated to Arbinet on a regular basis.

         The PwC approach based upon proven experience assumes a cutover to Oracle Applications from Great Plains with no parallel processing. The Great Plains system should remain active for a period of time (as determined by Arbinet) to support historical queries.

         A payroll interface is assumed to be the only interface required for the go-live date. It is assumed that Oracle's Application Desktop Integrator will be used to import the payroll journal entries and that the external payroll company can provide a file in the format required by the Application Desktop Integrator. A payroll file must be provided by Arbinet for testing purposes by March 1st, 2000.

         Data conversion shall be performed manually. Arbinet shall be responsible for manual data conversion and cleansing of legacy data in support of the data conversion. Arbinet shall also be responsible for reconciling converted data to legacy data.

         Automated data conversion is not included within the scope of the project. Arbinet will be responsible for manual data conversion for the following entities:
                           General Ledger: Journal balances, chart of accounts, budgets
                           Accounts Payable: Suppliers, open invoices
                           Accounts Receivable: Customer master, open invoices, receipts

         PricewaterhouseCoopers assumes 15 Financial Statement Generator (FSG) reports will be designed, developed, and unit tested by the project team.

         The development of a program to reformat Oracle's standard positive pay output file to Arbinet's bank's format is not included in the proposed project scope.

         Arbinet is responsible for mapping the Great Plains Chart of Accounts structure to the Oracle Chart of Accounts structure.

         Standard package functionality will drive process design and configuration.

         PricewaterhouseCoopers will develop user documentation and training materials to support the Oracle Applications project. Both system and tangential procedures shall be included in the documentation. Arbinet is responsible for developing or providing non-system policies and procedures to the Training and User Documentation team.

         PricewaterhouseCoopers shall be responsible for training up to 15 Arbinet users.

         The Implementation stage includes post-implementation support through the first period-end closing. The first period end closing is expected to be completed within 10 days from the date of Oracle's first period end.

         Oracle Alerts are not included in the level of effort estimates.

         Descriptive flexfields are included in the level of effort estimates.

         Standard Oracle Workflow will be leveraged. Modifications to standard Oracle Workflow are not included in the scope of the project.

         Auto Lockbox is assumed to not be used in Phase 1 given the current number of Arbinet Members.

         Third party software costs (e.g., Vertex) are not included in the scope of Phase 1.

TECHNICAL INFRASTRUCTURE

         PwC is responsible for development and support of IT development and production infrastructure environments to support the Switch Activation, Mediation, Summary Settlement & Reconciliation, and Oracle Financials applications.

         Database standard for the Switch Activation, Mediation, Summary Settlement & Reconciliation applications is Oracle 8.0.

         Operations procedures will be provided for the Switch Activation, Mediation, Summary Settlement & Reconciliation, and Oracle Financials applications.

         Development environments will be available within 2 weeks of the project start date. The Production environments will be available 4 weeks prior to the scheduled "go-live" production date.

         PwC will have immediate access to Arbinet's LAN and a TCP/IP and SQLNET connection to a dedicated database environment by the end of the first week of the project.

         Technical infrastructure analysis will not include web hosting outsourcing being considered by Arbinet. Should Arbinet require assistance in this area, additional PwC resources can be provided.

         PwC will assist Arbinet in designing a new LAN/WAN infrastructure. Arbinet personnel will be responsible for deploying data network infrastructure components (routers, switches, etc.).

         Arbinet's system and database administrators will work with the PwC technical infrastructure team to provide ongoing support to the OSS project team(s).

         Arbinet will designate a single point of contact for resolving technical infrastructure issues.

         Vendor technical support will be provided under a Vendor Technical Support agreement with Arbinet.

NETWORK INFRASTRUCTURE

         Implementation of the network infrastructure recommendations is not within the scope of this project.

         Activities within this workstream will be governed by a time and materials arrangement.

PROJECT ADMINISTRATION

         The project start date is February 9, 2000. If the start date changes, PwC will revise the project time line and professional fees appropriately.

         Out-of-town PwC staff who will be participating on the project for longer than three months will be permitted to utilize the standard PricewaterhouseCoopers long-term expense policy. Staff who may not be on the project for longer than three months will remain on actual expenses. PricewaterhouseCoopers staff on the long-term expense policy are required to take a 22-day "tax break" at least 100 miles away from the project site prior to one year from the staff's project start date. Staff who do not take this "tax break" are subject to tax "gross ups" which will be passed on Arbinet. PricewaterhouseCoopers will work with Arbinet to identify a logical "tax break period" for "long term expense" staff who are projected to be on the project for longer than one year.

         When possible, out-of-town PricewaterhouseCoopers staff will be present at the client project site for four days and work from the respective PricewaterhouseCoopers office on the fifth day.

         The Summary Settlement & Reconciliation and Oracle Financials development teams shall be primarily located at PwC's BWI office location with travel to Manhattan as required by the project.

         The Switch Activation and Mediation development teams shall be located at Arbinet's Manhattan location.

         Arbinet shall provide adequate facilities, equipment, and tools, such as building access, offices, telephones, photocopiers, fax machines, voice mail, and access to electronic mail and LAN connectivity for all core team members and consultants, within the first week of the engagement.

         PwC will be entitled to an equitable adjustment in the price and/or schedule, as applicable, for any additional tasks or activities in which it may be required to engage as a result of the inaccuracy or failure of any of the assumptions set forth above. PwC will not be required to undertake any activity or obligation outside of the scope of its obligations as defined in this proposal unless and until the fee and/or schedule impact of such activity or obligation has been agreed upon in writing by the parties.

We are excited about the opportunity to work with you and the Arbinet team on this critical effort. We are prepared to start this project immediately upon your approval. For your convenience, we have included a copy of our General Terms and Conditions for conducting this engagement.

Your signature below will indicate your approval of our proposal. Should you have any questions or need additional clarifications of our proposal, please feel free to contact Dan Nellius at (410) 412-7931 or Peter Halis at (973) 236-4131.


PRICEWATERHOUSECOOPERS, LLP


Arbinet, approval to proceed


By:      /s/ Bob Vaters
         ------------------------

Name:    Robert S. Vaters
         ------------------------

Title:   EVP & CFO
         ------------------------

Date:
         ------------------------

ATTACHMENT: TC-1 GENERAL TERMS AND CONDITIONS

1. ENTIRE AGREEMENT. These General Terms and Conditions and the engagement letter (and its attachments) or the proposal (and its attachments), as the case may be, to which these General Terms and Conditions are attached (collectively, the "Agreement") constitutes the entire agreement between the client (the "Client") to whom such engagement letter is addressed or to whom such proposal is submitted, as the case may be, and PRICEWATERHOUSECOOPERS LLP, a limited liability partnership organized under the laws of the State of Delaware ("PwC"), regarding the project described in the engagement letter or the proposal, as the case may be. If PwC has commenced work in connection with the matters described in the engagement letter (and its attachments) or the proposal (and its attachments), as the case may be, to which these General Terms and Conditions are attached, all provisions in this Agreement for the benefit or protection of either party shall apply to such activities. There are no prior or contemporaneous, oral or written, representations, understandings or agreements which are not fully expressed in this Agreement. No amendment, change order, waiver or discharge shall be valid unless it is in writing and signed by an authorized representative of the party against whom such amendment, change order, waiver or discharge is sought to be enforced. In the event of a conflict between these General Terms and Conditions and the engagement letter (and its attachments) or proposal (and its attachments) to which they may be attached, these General Terms and Conditions shall control.

2. RELATIONSHIP OF PARTIES. PwC, in furnishing services to the Client, is an independent contractor. PwC does not undertake to perform any regulatory or contractual obligation of the Client or to assume any responsibility for the Client's business or operations. PwC shall supervise, perform or cause to be performed all work to be accomplished by PwC and may call upon the expertise and/or assistance of its Price Waterhouse affiliates in the performance of such services. To the extent that circumstances permit, PwC is committed to offering its staff a lifestyle which enables them to control their travel schedules. Accordingly, if PwC's staff is required to work away from home for extended periods, to the extent consistent with PwC's performance obligations, the Client agrees to accept flexibility in the way PwC's staff divides their time between the Client's sites and their home base. Except as may be otherwise agreed in writing by the Client and PwC, during the term of this Agreement and for twelve
(12) months thereafter, neither the Client nor PwC, nor any of their respective affiliates, shall offer employment to or employ any person employed then or within the preceding twelve (12) months by the other or any affiliate of the other if such person was involved, directly or indirectly, in the performance of this Agreement.

3. TAXES. There shall be added to the charges under this Agreement, and the Client shall pay to PwC, an amount equal to any taxes, levies and duties, however designated or levied, domestic or foreign, based upon such charges, this Agreement, the services or materials provided, or their use, including without limitation state and local sales and use taxes, which are paid by or are payable by PwC, plus interest and penalties, if any, exclusive, however, of United States federal, state or local taxes based on the net income of PwC. Should Client be required under any law or regulation of any governmental entity or authority, domestic or foreign, to withhold or deduct any portion of the payments due to PwC, then the sum payable to PwC shall be increased by the amount necessary to yield to PwC an amount equal to the sum it would have received had no withholdings or deductions been made. Notwithstanding two preceding sentences, PwC accepts full and exclusive liability for the payment of all employer contributions and taxes measured by the remuneration paid to PwC employees as required by all applicable United States federal, state and local laws, rules and regulations.

4. WARRANTIES. PwC warrants that the services provided will be performed and supervised by qualified personnel. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, PWC MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY OPERATION OF LAW, COURSE OF PERFORMANCE OR DEALING, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except as expressly provided in the engagement letter, PwC is not providing any Year 2000 services (for example, Year 2000 assessment, conversion or testing), nor making any warranties with respect to the products or services provided by PwC or by third parties under this Agreement to correctly process, provide and/or receive date data within and between the twentieth and twenty-first centuries. Except for the warranty expressly set forth in this Paragraph 4, the Client acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder.

5. INDEMNITY. (a) PwC and the Client each agree to indemnity, defend and hold harmless the other from and against any and all amounts payable under any judgment, verdict, court order or settlement for death or bodily injury or the damage to or loss or destruction of any real or tangible personal property to the extent arising out of the indemnitor's negligence in the performance of this Agreement.

(b) PwC agrees to indemnify, defend and hold harmless the Client from and against any and all amounts payable under any judgment, verdict, court order or settlement to the extent resulting from any unaffiliated third party allegation that the work performed by PwC under this Agreement infringes such third-party's United States patent, copyright or trade secret. Should the Client's use of work performed by PwC be determined to have infringed, or if, in PwC's judgment, such use is likely to be infringing, PwC may, at its option: (1) procure for the Client the right to continue to use the work performed by PwC; or (2) replace or modify the work performed by PwC to make its use non-infringing while yielding substantially equivalent results. If neither of such options are or would be available on a basis that PwC finds commercially reasonable, PwC may terminate this Agreement, the Client shall return work performed to PwC and PwC shall refund the fees paid for the associated services, less a reasonable allowance for use. The Client reserves any other legal or equitable rights or remedies it may have. This indemnity does not cover alleged infringements caused by


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modifications to the work performed by PwC that are not made by PwC or that result from the Client provided designs, specifications or other information or from combination of such work with products or services not provided by PwC.

(c) The indemnities in this Paragraph 5 are contingent upon: (1) the indemnified party promptly notifying the indemnifying party in writing of any claim which may give rise to a claim for indemnification hereunder; (2) the indemnifying party being allowed to control the defense and settlement of such claim; and (3) the indemnified party cooperating with all reasonable requests of the indemnifying party (at the indemnifying party's expense) in defending or settling such claim. The indemnified party shall have the right, at its option and expense, to participate in the defense of any action, suit or proceeding relating to such a claim through a counsel of its own choosing.

6. LIMITATION OF LIABILITY. Other than the Client's obligations to make payments that are due and owing under this Agreement, a party's and its affiliates' entire and collective liability arising out of or relating to this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall in no event exceed the amounts paid to PwC under this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY CLAIM BASED UPON ANY THIRD PARTY CLAIM (EXCEPT AS PROVIDED FOR IN PARAGRAPH 5) OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, OR FOR ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY MALFUNCTIONS, DELAYS, LOSS OF DATA, LOSS OF PROFIT, INTERRUPTION OF SERVICE OR LOSS OF BUSINESS OR ANTICIPATORY PROFITS, EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN APPRAISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. No action, regardless of form, arising out of this Agreement may be brought by either party more than one (1) year after the cause of action has accrued.

7. OWNERSHIP. Title to all written material, originated and prepared for the Client under this Agreement, shall belong to the Client. However, PwC's working papers and PwC Confidential Information (as defined below) belong exclusively to PwC. The ideas, concepts, know-how, techniques, inventions, discoveries, improvements and other information relating to information processing, telecommunications or business process re-engineering or design, developed during the course of this Agreement by PwC and/or Client personnel, may be used by either party, without an obligation to account, in any way it deems appropriate, including without limitation by or for its clients or customers, notwithstanding any provision in this Agreement to the contrary. PwC is in the business of providing consulting services and developing computer software for a wide variety of clients and the Client understands that PwC


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will continue these activities. Accordingly, nothing in this Agreement shall preclude or limit PwC from providing consulting services and/or developming software or materials for itself or other clients, irrespective of the possible similarity of screen formats, structure, organization and sequence to materials which might be delivered to the Client.

8. CONFIDENTIALITY. PwC agrees that all financial, statistical, marketing and personnel data relating to the Client's business, and other information identified as confidential information by the Client are confidential information of the Client ("Client Confidential Information"). The Client agrees that PwC's System Management Methodology, Change Integration(R) Methodology and proprietary software, tools and other methodologies (including without limitation its ChangePro(TM) software tool, KnowledgeView database and software, BetterTech tools, and its industry and taxonomies templates), and any other information identified as confidential by PwC, are confidential information of PwC ("PwC Confidential Information"). Client Confidential Information and PwC Confidential Information are collectively referred to as "Confidential Information." Each party shall use Confidential Information of the other party which is disclosed to it only for the purposes of this Agreement and shall not disclose such Confidential Information to any third party, without the other party's prior written consent, other than to PwC's subcontractors and to each other's employees on a need-to-know basis. Each party agrees to take measures to protect the confidentiality of the other party's Confidential Information that, in the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own Confidential Information, but at a minimum, each party shall take reasonable steps to advise their employees (and, in the case of PwC, its subcontractors) of the confidential nature of the Confidential Information and of the prohibitions on copying or revealing such Confidential Information contained herein. PwC and the Client each agree to require that the other party's Confidential Information be kept in a reasonably secure location. Notwithstanding anything to the contrary contained in this Agreement, neither party shall be obligated to treat as confidential, or otherwise be subject to the restrictions to use, disclosure or treatment contained in this Agreement for, any information disclosed by the other party (the "Disclosing Party") which: (1) is rightfully known to the recipient prior to its disclosure by the Disclosing Party; (2) is generally known or easily ascertainable by non-parties of ordinary skill in computer or process design or programming or in the business of the Client; (3) is released by the Disclosing Party to any other person, firm or entity (including governmental agencies or bureaus) without restriction; (4) is independently developed by the recipient without any reliance on Confidential Information; or (5) is or later becomes publicly available without violation of this Agreement or may be lawfully obtained by a party from any nonparty. Neither party will be liable to the other for inadvertent or accidental disclosure of Confidential Information if the disclosure occurs notwithstanding the party's exercise of the same level of protection and care that such party customarily uses in safeguarding its own confidential information.

9. DELIVERABLES, MISC. Client will notify PwC, in writing within ten working days of its receipt of any PwC deliverable under this Agreement, whether or not the deliverable is accepted. If the deliverable is not accepted, the notice will specify in reasonable detail the


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reasons that the deliverable fails to meet the requirements described in this
Agreement in all material respects. Acceptance by Client will not be unreasonably withheld. The passage of ten working days without notice of nonacceptance by Client, or use by Client of the deliverable, will constitute acceptance by Client of the deliverable. PwC will take reasonable measures to remedy any failure of the deliverable to meet the requirements described in this Agreement in all material respects. Unless otherwise specifically agreed by PwC and Client for a particular deliverable, any deliverable which has been accepted as described above or which is used by the parties as the basis for subsequent deliverables, will be considered to supersede (and prevail in the event of any conflict with) any preceding deliverable created or provided pursuant to this Agreement. The parties agree that a date or schedule contained in this Agreement is important to achieve, but nonetheless represents an estimate and will likely will be revised during the course of carrying out the services. However, PwC will use all reasonably practical and diligent efforts to achieve the date or schedule.

10. BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, save for the parties' affiliates as expressly provided in Paragraph 6, Limitation of Liability. Neither party may, nor shall have the power to assign or transfer this Agreement without the prior written consent of the other party, except that PwC may without consent assign or transfer this Agreement to a successor to the business of PwC to which this Agreement relates. Any claim relating to the provision of services by PwC, its affiliates or their respective staff will be made against PwC alone. The rights and obligations of the parties under these General Terms and Conditions shall survive termination of this Agreement for any reason. Without limiting the restrictions on PwC contained in Paragraph 8, Confidentiality, PwC may refer to this engagement as an experience citation with its clients and prospects.

11. APPROVALS AND SIMILAR ACTIONS. Where agreement, approval, acceptance, consent or similar action by the Client or PwC is required under this Agreement, such action shall not be unreasonably delayed or withheld.

12. CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.


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